Exhibit 99.(m).1.o

VIRTUS OPPORTUNITIES TRUST

(the “Fund”)

AMENDMENT NO. 15 TO

CLASS A SHARES

AMENDED AND RESTATED DISTRIBUTION PLAN PURSUANT TO RULE 12b-1

under the

INVESTMENT COMPANY ACT OF 1940

THIS AMENDMENT made effective as of 19th day of March, 2015 amends that certain Class A Shares Amended and Restated Distribution Plan Pursuant to Rule 12b-1 under the Investment Company Act of 1940, dated March 1, 2007 and amended on June 27, 2007, September 24, 2007, October 1, 2007, January 31, 2008, March 2, 2009, April 21, 2009, June 30, 2010, September 14, 2010, March 15, 2011, August 28, 2012, December 18, 2012, June 10, 2013,December 18, 2013, and November 13, 2014, by and for the Fund (the “Plan”) as herein below provided.

W I T N E S S E T H:

WHEREAS, the Fund wishes to amend Appendix A of the Plan to reflect the addition of the Virtus Essential Resources Fund, which has been approved as a party to the Plan.

NOW, THEREFORE, in consideration of the foregoing premise, the Fund hereby agrees that the Plan is amended as follows:

1. Appendix A to the Plan is hereby replaced with Appendix A attached hereto and made a part of the Plan.

2. Except as herein provided, the Plan shall be and remain unmodified and in full force and effect. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Plan.

APPENDIX A

(as of March 19, 2015)

Virtus Allocator Premium AlphaSector Fund
Virtus AlphaSector Rotation Fund
Virtus Alternatives Diversifier Fund
Virtus Bond Fund
Virtus CA Tax-Exempt Bond Fund
Virtus Disciplined Equity Style Fund
Virtus Disciplined Select Bond Fund
Virtus Disciplined Select Country Fund
Virtus Dynamic AlphaSector Fund
Virtus Emerging Markets Debt Fund
Virtus Emerging Markets Equity Income Fund Virtus Emerging Markets Small-Cap Fund Virtus Essential Resources Fund
Virtus Foreign Opportunities Fund
Virtus Global Commodities Stock Fund
Virtus Global Dividend Fund
Virtus Global Opportunities Fund
Virtus Global Premium AlphaSector Fund
Virtus Global Real Estate Securities Fund
Virtus Greater European Opportunities Fund
Virtus Herzfeld Fund
Virtus High Yield Fund
Virtus International Equity Fund
Virtus International Real Estate Securities Fund
Virtus International Small-Cap Fund
Virtus International Wealth Masters Fund
Virtus Low Volatility Equity Fund
Virtus Multi-Sector Intermediate Bond Fund
Virtus Multi-Sector Short Term Bond Fund
Virtus Premium AlphaSector Fund
Virtus Real Estate Securities Fund
Virtus Senior Floating Rate Fund
Virtus Wealth Masters Fund